HARTMAN INCOME REIT, INC. AND SUBSIDIARIES
FINANCIAL REPORT DECEMBER 31, 2019

C O N T E N T S

Page INDEPENDENT AUDITOR’S REPORT…...............................................................................................1
FINANCIAL STATEMENTS

Independent Auditor’s Report

To the Board of Directors and Stockholders of
Hartman Income REIT, Inc. and Subsidiaries

We have audited the accompanying consolidated financial statements of Hartman Income REIT, Inc. and Subsidiaries (the Company), which comprise the consolidated balance sheets as of December 31, 2019 and 2018, and the related consolidated statements of operations, changes in equity (deficit), and cash flows for the years then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2019 and 2018, and the results of its operations and its cash flows for the years then ended, in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter

As discussed in Note 4 to the consolidated financial statements, the December 31, 2018 consolidated financial statements have been restated to correct prior period errors. Our opinion is not modified with respect to this matter.

/s/ Weaver and Tidwell, L.L.P.

WEAVER AND TIDWELL, L.L.P.

Houston, Texas
January 19, 2021

HARTMAN INCOME REIT, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	December 31,
	2019	2018 (As Restated) (1)
ASSETS
Real estate assets, at cost	$8,285,894	$7,571,856
Accumulated depreciation and amortization	(5,036,508)	(4,767,768)
Real estate assets, net	3,249,386	2,804,088

Cash and cash equivalents	154,625	683,702
Accrued rent and accounts receivable, net	124,382	82,107
Deferred leasing commission costs, net	114,667	36,310
Prepaid expenses and other assets	31,350	144,230
Investment in affiliates	71,523,082	77,180,448
Due from related parties	3,461,669	6,616,311
Total assets	$78,659,161	$87,547,196

LIABILITIES AND EQUITY (DEFICIT)

Liabilities:
Notes payable - related party	$3,900,000	$3,900,000
Accounts payable and accrued expenses	4,085,207	3,769,069
Tenants' security deposits	46,639	29,240
Total liabilities	8,031,846	7,698,309

Commitments and contingencies

Stockholders' equity (deficit): Hartman Income REIT, Inc. stockholders' equity (deficit):
Preferred stock, $0.001 par value, 200,000,000 shares authorized, no shares issued and outstanding at December 31, 2019 and 2018, respectively	—	—
Common stock, $0.001 par value, 750,000,000 shares authorized, 11,737,756 and 11,736,553 shares issued and outstanding at December 31, 2019 and 2018, respectively	11,738	11,737
Subordinated stock, no par value, 2,000,000 shares authorized, 1,890,724 shares issued and outstanding at December 31, 2019 and 2018, respectively	—	—
Additional paid-in capital	135,939,375	135,940,276
Accumulated deficit	(76,821,305)	(67,746,884)
Total Hartman Income REIT, Inc. stockholders' equity (deficit)	59,129,808	68,205,129
Noncontrolling interests in subsidiary	11,497,507	11,643,758
Total equity (deficit)	70,627,315	79,848,887
Total liabilities and equity (deficit)	$78,659,161	$87,547,196

The accompanying notes are an integral part of these consolidated financial statements.

(1)    For discussion on the restatement adjustments, see Note 4 — Restatement of Previously Issued Financial Statements.

HARTMAN INCOME REIT, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF OPERATIONS

	Years Ended December 31,
	2019	2018 (As Restated) (1)
Revenues
Rental revenues	$543,164	$16,302,887
Tenant reimbursements and other revenues	380,625	4,446,094
Management and advisory income	19,533,815	12,700,180
Total revenues	20,457,604	33,449,161

Expenses
Property operating expenses	570,776	5,222,464
Organization and offering costs	102,642	117,040
Real estate taxes and insurance	309,059	3,138,653
Depreciation and amortization	268,740	3,966,971
Management and advisory expenses	20,057,544	17,866,298
General and administrative	8,826	1,290,389
Total expenses	21,317,587	31,601,815

(Loss) income from continuing operations before other (income) expenses, net	(859,983)	1,847,346
Other (income) expenses, net
Interest and dividend income	(179)	—
Interest expense	227,000	4,536,217
Gain from sale of property	—	(3,037,532)
Equity in losses of unconsolidated entities	2,461,366	832,811
Total other (income) expenses, net	2,688,187	2,331,496

Net loss	$(3,548,170)	$(484,150)

Less: Net income attributable to noncontrolling interests	$1,741,472	$1,327,019
Net loss attributable to Hartman Income REIT, Inc. common stockholders	$(5,289,642)	$(1,811,169)

The accompanying notes are an integral part of these consolidated financial statements.

(1)    For discussion on the restatement adjustments, see Note 4 — Restatement of Previously Issued Financial Statements.

HARTMAN INCOME REIT, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY (DEFICIT)
YEARS ENDED DECEMBER 31, 2019 and 2018
(As restated for the year ended December 31, 2018) (1)

	Preferred Stock		Common Stock		Subordinated Stock		Additional		Total
							Paid-In	Accumulated	Stockholders'	Noncontrolling	Total
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit	Interests	Deficit
Balance, December 31, 2017	—	$—	11,735,076	$11,735	1,890,724	$—	$29,843,172	$(62,151,275)	$(32,296,368)	$13,469,635	$(18,826,733)
Common shares issued for DRIP and compensation	—	—	1,477	2	—	—	14,144	—	14,146	—	14,146
Investment in DST II	—	—	—	—	—	—	—	—	—	2,406,895	2,406,895
Deconsolidation of DST II	—	—	—	—	—	—	—	—	—	(3,876,730)	(3,876,730)
Investment in SPE, LLC (As Restated (1))	—	—	—	—	—	—	106,082,960	—	106,082,960	—	106,082,960
Dividends and distributions	—	—	—	—	—	—	—	(3,784,440)	(3,784,440)	(1,482,822)	(5,267,262)
Selling commission	—	—	—	—	—	—	—	—	—	(200,239)	(200,239)
Net (loss) income (As Restated (1))	—	—	—	—	—	—	—	(1,811,169)	(1,811,169)	1,327,019	(484,150)
Balance, December 31, 2018	—	$—	11,736,553	$11,737	1,890,724	$—	$135,940,276	$(67,746,884)	$68,205,129	$11,643,758	$79,848,887

	Preferred Stock		Common Stock		Subordinated Stock		Additional		Total
							Paid-In	Accumulated	Stockholders'	Noncontrolling	Total
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Equity	Interests	Equity
Balance, December 31, 2018	—	$—	11,736,553	$11,737	1,890,724	$—	$135,940,276	$(67,746,884)	$68,205,129	$11,643,758	$79,848,887
Common shares issued for DRIP and compensation	—	—	1,203	1	—	—	11,506	—	11,507	—	11,507
Redemptions	—	—	—	—	—	—	(231)	—	(231)	—	(231)
Dividends and distributions	—	—	—	—	—	—	—	(3,784,779)	(3,784,779)	(1,887,723)	(5,672,502)
Selling commission	—	—	—	—	—	—	(12,176)	—	(12,176)	—	(12,176)
Net (loss) income	—	—	—	—	—	—	—	(5,289,642)	(5,289,642)	1,741,472	(3,548,170)
Balance, December 31, 2019	—	$—	11,737,756	$11,738	1,890,724	$—	$135,939,375	$(76,821,305)	$59,129,808	$11,497,507	$70,627,315

The accompanying notes are an integral part of these consolidated financial statements.

(1)    For discussion on the restatement adjustments, see Note 4 — Restatement of Previously Issued Financial Statements.

HARTMAN INCOME REIT, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years Ended December 31,
	2019	2018 (As Restated) (1)
Cash flows from operating activities:
Net loss	$(3,548,170)	$(484,150)
Adjustments to reconcile net loss to net cash provided by operating activities:
Stock based compensation	407,244	408,704
Depreciation and amortization	268,740	3,966,971
Loan fee amortization	—	208,741
Deferred lease commission cost amortization	(78,357)	627,451
Bad debt provision	29,602	398,670
Bad debt provision( recovery)	(1,568)	—
Gain from sale of property	—	(3,037,532)
Equity in losses of unconsolidated entity SPE LLC	2,461,366	832,811
Changes in operating assets and liabilities:
Accrued rent and accounts receivable	(70,309)	(1,147,707)
Deferred lease commissions	—	(1,170,624)
Prepaid expenses and other assets	112,880	(213,533)
Due to/(from) related parties	3,154,642	9,630,505
Accounts payable and accrued expenses	(81,550)	(2,808,501)
Tenants' security deposits	17,399	29,594
Distributions received from SPE	3,196,000	—
Net cash provided by operating activities	5,867,919	7,241,400
Cash flows from investing activities:
Proceeds from sale of Skyway	—	4,341,013
Additions to real estate	(714,038)	(3,266,204)
Deconsolidation of Delaware Statutory Trust II (Mission Bend)	—	(914,536)
Net cash (used in) provided by investing activities	(714,038)	160,273
Cash flows from financing activities:
Dividend distributions paid in cash	(3,782,828)	(3,779,250)
Distributions to non-controlling interest	(1,887,723)	(1,482,822)
Proceeds from Delaware Statutory Trust beneficial interests	—	2,406,895
Selling commissions paid	(12,176)	(200,239)
Redemption of common stock	—	(87,032)
Payment of redemption of common stock	(231)	—
Repayments under term loan notes	—	(3,008,257)
Borrowings under revolving credit facility	—	1,000,000
Payments to revolving credit facility	—	(1,750,653)
Net cash used in financing activities	(5,682,958)	(6,901,358)
Net change in cash and cash equivalents	(529,077)	500,315
Cash and cash equivalents, beginning of year	683,702	183,387
Cash and cash equivalents, end of year	$154,625	$683,702
Supplemental cash flow information:
Cash paid for interest	$—	$4,386,982
Supplemental disclosures:
Dividend distributions in stock from DRP	$1,928	$4,265
Initial Investment in SPE recorded	$—	$77,812,254
Net Assets Transferred to SPE	$—	$28,270,706
APIC contributed as a result of investment in SPE	$—	$106,082,960
The accompanying notes are an integral part of these consolidated financial statements.

(1)    For discussion on the restatement adjustments, see Note 4 — Restatement of Previously Issued Financial Statements.

HARTMAN INCOME REIT, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
Note 1 – Organization and Business

Hartman Income REIT, Inc. (the “Company” or “HIREIT”) was formed as a corporation pursuant to the Maryland General Corporation Law on January 8, 2008. The Company elected to be treated as a real estate investment trust (“REIT”) beginning its taxable year ended December 31, 2008. Hartman Income REIT Management, Inc. (“HIRM”) is a wholly owned management company subsidiary that serves as the general partner of Hartman Income REIT Operating Partnership, L.P. (“HIROP”). HIROP was formed on January 11, 2008 as a Delaware limited partnership. The Company conducts substantially all its real estate operations and activities through HIROP. As the sole member of the general partner of HIROP, the Company has the exclusive power to manage and conduct the business of HIROP, subject to certain customary exceptions.

Effective April 1, 2008 Houston RE Income Properties XIV REIT, Inc., Houston RE Income Properties XVI REIT, Inc., Houston RE Income Properties XVII REIT, Inc. and Hartman Income Properties XVIII REIT, Inc. merged into the Company pursuant to substantially identical plans of merger which were approved by majority of the respective stockholders of the combining parties. The operating partnership of each merging party (Houston RE Income Properties XIV, LP, Houston RE Income Properties XVI, Ltd., Houston RE Income Properties XVII, Ltd. and Hartman Income Properties XVIII, Ltd.) merged with and into HIROP. Collectively these transactions are referred to herein as the “Formation Transactions.”

Merger with Hartman XX

On July 21, 2017, as subsequently modified on May 8, 2018, the Company and HIROP entered into an agreement and plan of merger with Hartman Short Term Income Properties XX, Inc. (“Hartman XX”) and Hartman XX Limited Partnership, Hartman XX’s operating partnership (“XX Operating Partnership”) (the “HIREIT Merger Agreement”). On July 21, 2017, Hartman Short Term Income Properties XIX, Inc. (“Hartman XIX”) and Hartman XX entered into an agreement and plan of merger (the “XIX Merger Agreement,” and together with the HIREIT Merger Agreement, the “Merger Agreements”).

Subject to the terms and conditions of the XIX Merger Agreement, including the satisfaction of all closing conditions set forth in the Merger Agreements, the Company will merge with and into Hartman XX, with Hartman XX surviving the merger (the “Hartman XIX Merger”). Subject to the terms and conditions of the HI-REIT Merger Agreement, (i) the Company will merge with and into Hartman XX, with Hartman XX surviving the merger (the “HIREIT Merger,” and together with the Hartman XIX Merger, the “REIT Mergers”), and (ii) HIREIT Operating Partnership will merge and with and into XX Operating Partnership, with XX Operating Partnership surviving the merger (the “Partnership Merger,” and together with the REIT Mergers, the “Mergers”). The REIT Mergers are intended to qualify as a “reorganization” under, and within the meaning of, Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and the Partnership Merger is intended to be treated as a tax-deferred exchange under Section 721 of the Code.

Pursuant to the HIREIT Merger Agreement, (i) each share of common stock of the Company (the “HIREIT Common Stock”) issued and outstanding immediately prior to the REIT Merger Effective Time (as defined in the HIREIT Merger Agreement) will be automatically cancelled and retired and converted into the right to receive 0.752222 shares of Hartman XX ("Hartman XX Common Stock"), and (ii) each share of subordinate common stock of HIREIT will be automatically cancelled and retired and converted into the right to receive 0.863235 shares of Hartman XX Common Stock, and (b) in connection with the Partnership Merger, each unit of limited partnership interest in HIREIT Operating Partnership (“HIREIT OP Units”) issued and outstanding immediately prior to the Partnership Merger Effective Time (as defined in the HIREIT Merger Agreement) (other than any HIREIT OP Units held by HIREIT) will be automatically cancelled and retired and converted into the right to receive 0.752222 shares validly issued, fully paid and non-assessable units of limited partnership interests in Hartman XX Operating Partnership.

On May 14, 2020, the Merger Agreements were approved by the respective company shareholders. The effective date of the Mergers for financial reporting is July 1, 2020.

Pre-merger refinance of the Company’s Notes Payable

On October 1, 2018, Hartman XX, through its special purpose finance subsidiary, Hartman SPE, LLC ("SPE LLC"), as borrower, entered into a term loan agreement (the "Loan Agreement") pursuant to which the lender made a term loan to SPE LLC in the principal amount of $259,000,000 (the "Loan").

HARTMAN INCOME REIT, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
Contemporaneously therewith, the Company together with its affiliates Hartman XIX, Hartman XX and Hartman vREIT XXI, Inc. (“vREIT XXI”), contributed a total of 39 commercial real estate properties ("Properties") to SPE, LLC, subject to the mortgage indebtedness encumbering the Properties, in exchange for membership interests in SPE LLC. Proceeds of the Loan were immediately used to extinguish the existing mortgage indebtedness encumbering the Properties.

The manager (“Manager”) of SPE LLC is Hartman SPE Management, LLC. Hartman XX is the sole member of Hartman SPE Management LLC.

The Company contributed 17 commercial real estate properties to SPE LLC with an appraised value of approximately $184,140,000 and subject to outstanding mortgage indebtedness as of the contribution date of approximately $76,290,000. The company holds a 34.38% interest in SPE LLC as of December 31, 2019 and 2018 .

Hartman XIX contributed nine commercial real estate properties to SPE LLC with an appraised value of approximately $129,090,000 and subject to outstanding mortgage indebtedness as of the closing date of approximately $44,401,000. Hartman XIX holds a 26.99% interest in SPE LLC as of December 31, 2019 and 2018.

Hartman XX contributed 13 commercial real estate properties, including its 51.2% interest in Three Forest Plaza, to SPE LLC with an appraised value of approximately $181,034,000 and subject to outstanding mortgage indebtedness as of the closing date of approximately $78,322,000. Hartman XX holds a 36.16% and 32.74% interest in SPE LLC as of December 31, 2019 and 2018.

vREIT XXI contributed its 48.8% interest in Three Forest Plaza, which vREIT XXI owns in a joint venture arrangement with Hartman XX. The net asset value of the Three Forest Plaza minority interest is $18,486,000. vREIT XXI holds a 2.47% and 5.89% interest in SPE LLC as of December 31, 2019 and 2018, respectively.

The term of the Loan is five years, comprised of an initial two-year term with three one-year extension options. Each extension option shall be subject to certain conditions precedent including (i) no default then outstanding, (ii) 30 days prior written notice, (iii) the properties must have a specified in-place net operating income debt yield and (iv) purchase of an interest rate cap as described below for the exercised option term or terms.

The Loan Agreement is secured by, among other things, mortgages on the Properties. Hartman XX, Hartman XIX and the Company, entered into a guaranty agreement in favor of the lender, whereby each guarantor unconditionally guaranties the full and timely performance of the obligations set forth in the Loan Agreement and all other loan documents, including the payment of all indebtedness and obligations due under the Loan Agreement.

Note 2 – Variable Interest Entities

Variable interest entities (“VIEs”) are defined as entities with a level of invested equity that is not sufficient to fund future operations on a stand-alone basis, or whose equity holders lack certain characteristics of a controlling financial interest. For identified VIEs, an assessment must be made to determine which party to the VIE, if any, has both the power to direct the activities of the VIE that most significantly impacts the performance of the VIE and the obligation to absorb losses or the right to receive benefits from the VIE that could potentially be significant to the VIE.

The Company is deemed to be the primary beneficiary of an affiliated entity, Hartman Advisors, LLC and its wholly owned subsidiaries Hartman Advisors XXI, LLC and Hartman vREIT XXI SLP LLC, and together referred to as “Advisors”. Advisors qualifies as a VIE. Accordingly, the assets and liabilities and revenues and expenses of Advisors have been included in the accompanying consolidated financial statements.

Advisors is responsible for advising Hartman XX and vREIT XXI and for identifying and making acquisitions and investments on behalf of Hartman XX and vREIT XXI through use of the employees of HIRM. As such, the Company provides the operational support necessary to maintain and operate Advisors and is, therefore, required to consolidate Advisors under generally accepted accounting principles. As of December 31, 2019 and 2018, and for the years then ended, Advisors had, on a separate company basis, assets of $200,561 and $647,773, respectively; liabilities of $250,346 and $253,446, respectively; revenues of $3,782,105 and $2,384,259, respectively; and expenses of $596,293 and $268,974, respectively.

HARTMAN INCOME REIT, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
The liabilities of Advisors do not represent additional claims on the Company’s general assets; rather they represent claims against specific assets of the VIE. Likewise, the assets of the VIE consolidated by the Company do not represent additional assets available to satisfy the claims against the Company’s general assets.

Note 3 – Summary of Significant Accounting Policies

Basis of Consolidation

HIRM is the sole general partner of HIROP and possesses full legal control and authority over the operations of HIROP. As of December 31, 2019 and 2018, respectively, the Company owned a majority of the limited partnership interests in HIROP. Advisors is the advisor to Hartman XX and vREIT XXI, affiliates of the Company. Advisors is beneficially owned 70% by Allen Hartman and his affiliates, the Company’s chief executive officer and the chairman of the Company’s board of directors, and 30% by HIRM.

As of December 31, 2019, the Company, through HIRM, is the sole owner of Hartman Retail II Holdings Company, Inc. (“Holdings”), an entity formed for the purpose of holding units of beneficial interest in a Delaware statutory trust being offered for sale to accredited investors in a private placement offering. As of December 31, 2019 and 2018, Holdings owned 13.69% and 37.27% of the beneficial interests of the Delaware statutory trust, respectively. See Note 5.

The accompanying consolidated financial statements include the accounts of HIROP, Advisors and Holdings. All significant inter-entity balances have been eliminated. Noncontrolling interests in the accompanying consolidated financial statements represent the share of equity and earnings of HIROP and Advisors allocable to holders of partnership interests and limited liability company interests other than the Company. Net income or loss is allocated to noncontrolling interests based on the weighted-average percentage ownership during the year. Issuance of additional common shares of beneficial interest of the Company’s common shares and units of limited partnership interest in HIROP which are convertible into common shares on a one for one basis changes the ownership interests of both the noncontrolling interests and the Company. Limited liability company interests in Advisors are not convertible into common shares of the Company.

Use of Estimates

The preparation of consolidated financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates include the estimated useful lives for depreciable and amortizable assets and costs, the estimated allowance for uncollectible accounts and the estimates supporting the Company’s impairment analysis for the carrying values of real estate assets. Actual results could differ from those estimates.

Cash and Cash Equivalents

All highly liquid investments with original maturities of three months or less at the time of purchase are considered to be cash equivalents. Cash and cash equivalents as of December 31, 2019 and 2018 consisted of demand deposits at commercial banks.

Revenue Recognition

The Company adopted ASC 606 "Revenue from Contracts with Customers," (“ASC 606”) which amends the guidance for revenue recognition to eliminate the industry-specific revenue recognition guidance and replaces it with a principle-based approach for determining revenue recognition. The Company adopted ASC 606 effective January 1, 2018 using the modified retrospective approach and the adoption of this guidance did not have a material impact on the consolidated financial statements.

Leasing Income

Leases are accounted for as operating leases. Certain leases provide for tenant occupancy during periods for which no rent is due and/or for increases or decreases in the minimum lease payments over the terms of the leases. Revenue is recognized on a straight-line basis over the term of the individual leases. Revenue recognition under a lease begins when the tenant takes possession of or controls the physical use of the leased space. When the Company acquires a property, the term of existing

HARTMAN INCOME REIT, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
leases is considered to commence as of the acquisition date for the purposes of this calculation. Accrued rents are included in accrued rent and accounts receivable, net. In accordance with Accounting Standards Certification (ASC) 605-10-S99, Revenue Recognition, the Company will defer the recognition of contingent rental income, such as percentage rents, until the specific target that triggers the contingent rental income is achieved. Cost recoveries from tenants are included in tenant reimbursements and other revenues in the period the related costs as reported in the accompanying statement of operations. Leases are specifically excluded from ASC 606.

Management and Advisory Income

In addition to our leasing income, the Company also earns fee revenues by providing certain management and advisory services to related parties and third parties. These fees are accounted for within the scope of ASC 606 and are recorded as Management and Advisory Income on the consolidated statements of operations. These services primarily include asset management, operating and leasing of properties, construction management, and asset acquisitions. These services are currently provided under various combinations of advisory agreements, property management agreements, and other service agreements (the "Management Agreements"). The wide variety of duties within the Management Agreements makes determining the performance obligations within the contracts a matter of judgment. We have concluded that each of the separately disclosed fee types in the below table represents a separate performance obligation within the Management Agreements.

Fee	Performance Obligation Satisfied	Form and Timing of Payment	Description
Property Management	Over time	In cash, monthly	The Company provides property management services on a contractual basis for owners of and investors in office and retail properties. The Company is compensated for our services through a monthly management fee earned based on either a specified percentage of the monthly rental income, rental receipts generated from the property under management or a fixed fee. We are also often reimbursed for our administrative and payroll costs directly attributable to the properties under management. Revenue is recognized at the end of each month.
Property Leasing and Property Acquisition Services	Point in time (upon close of a transaction)	In cash, upon completion	The Company provides strategic advice and execution for owners, investors, and occupiers of real estate in connection with the leasing of office and retail space. The Company is compensated for our services in the form of a commission and, in some instances may earn various forms of variable incentive consideration. Commission is paid upon the occurrence of certain contractual event. For leases, the Company typically satisfies its performance obligation at a point in time when control is transferred. Revenue is recognized in an amount equal to the fees charged by unaffiliated persons rendering comparable services. For acquisitions, our commission is typically paid at the closing date of sale, which represents transfer of control of services to the customer.
Asset Management	Over time	In cash, monthly	The Company earns asset management advisory fees on a recurring, monthly basis for certain properties. The Company is compensated on a monthly basis based on a fixed percentage of respective asset value.
Construction Management	Point in time (upon close of project)	In cash, upon completion	Construction management services are performed on a contractual basis for owners of an investors in office and retail properties. The Company is compensated for its services upon completion of a project, when its performance obligation has been completed.

Due to the nature of the services being provided under our Management Agreements, each performance obligation has a variable component. Therefore, when we determine the transaction price for the contracts, we are required to constrain our estimate to an amount that is not probable of significant revenue reversal. For most of these fee types, such as acquisition fees and leasing commissions, compensation only occurs if a transaction takes place and the amount of compensation is dependent

HARTMAN INCOME REIT, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
upon the terms of the transaction. For our property and asset management fees, due to the large number and broad range of possible consideration amounts, we calculate the amount earned at the end of each month.

Refer to Note 6 - Revenue for more detailed information regarding the amounts associated with these fees.

Noncontrolling Interests

Noncontrolling interests represent the portion of equity in HIROP, Advisors and Holdings which are not owned by the Company. In the accompanying consolidated statements of operations, the noncontrolling interest in the net income of HIROP, Advisors and Holdings is shown as an allocation of net income (loss) and is presented separately as “Net income attributable to noncontrolling interests.” The Company reported noncontrolling interests in equity on the consolidated balance sheets separate from the Company’s equity (deficit). The noncontrolling interests in HIROP are owned by individuals, including Allen Hartman and his affiliates, the Company’s chief executive officer and chairman of its Board of Directors, who contributed real estate or undivided interests in real estate to HIROP in exchange for HIROP units. Advisors is beneficially owned 70% by Allen Hartman and his affiliates and 30% by HIRM.

In May 2016, the Company, through HIRM, formed Holdings, which initially owned all of the beneficial interests in Hartman Retail II DST. On May 17, 2016, Hartman Retail II DST acquired the property Mission Bend Center, from an unrelated party for $15,100,000, exclusive of closing costs. During 2018, the Holdings sold a majority of the interests in Mission Bend Center. As of December 31, 2019 and 2018, the Company owned 13.69% and 37.27%, respectively, of interest in Mission Bend Center. The operations of Mission Bend Center have been deconsolidated as of December 31, 2018.

Real Estate

The historical cost basis (original cost less accumulated depreciation and amortization) of real estate owned by the parties prior to the Formation Transactions has been retained. The purchase price of each property was allocated to land, building and improvements, identifiable intangible assets and to the acquired liabilities based on their respective fair values. Identifiable intangible assets include the value of in-place leases which were determined to be market value leases. Fair value was determined based on estimated cash flow projections that utilized appropriate discount and capitalization rates and available market information. Estimated future cash flows were based on a number of factors including the historical operating results, known trends and specific market and economic conditions that may have affected the property. Factors considered by management in the analysis of determining the as-if-vacant property value included an estimate of carrying costs during the expected lease-up periods considering market conditions, and costs to execute similar leases. In estimating carrying costs, management included real estate taxes, insurance and estimates of lost rentals at market rates during the expected lease-up periods, tenant demand and other economic conditions. Management also estimated costs to execute similar leases including leasing commissions, tenant improvements, legal and other related expenses. Intangibles related to in- place lease value were recorded as acquired lease intangibles and are amortized over the remaining terms of the underlying leases.

Allocation of Purchase Price of Acquired Assets

Upon the acquisition of real properties, it is the Company’s policy to allocate the purchase price of properties to acquired tangible assets, consisting of land and buildings, and identified intangible assets and liabilities, consisting of the value of above-market and below-market leases, other value of in-place leases and leasehold improvements and value of tenant relationships, based in each case on their fair values. The Company utilizes internal valuation methods to determine the fair values of the tangible assets of an acquired property (which includes land and buildings).

The fair values of above-market and below-market in-place lease values, including below-market renewal options for which renewal has been determined to be reasonably assured, are recorded based on the present value (using an interest rate which reflects the risks associated with the leases acquired) of the difference between (a) the contractual amounts to be paid pursuant to the in-place leases and (b) an estimate of fair market lease rates for the corresponding in-place leases and below-market renewal options, which is generally obtained from independent appraisals, measured over a period equal to the remaining non-cancellable term of the lease. The above-market and below-market lease and renewal option values are capitalized as intangible lease assets or liabilities and amortized using the straight-line method as an adjustment of rental income over the remaining expected terms of the respective leases.

HARTMAN INCOME REIT, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
The fair values of in-place leases include direct costs associated with obtaining a new tenant, opportunity costs associated with lost rentals which are avoided by acquiring an in-place lease, and tenant relationships. Direct costs associated with obtaining a new tenant include commissions, tenant improvements, and other direct costs and are estimated based on independent appraisals and management’s consideration of current market costs to execute a similar lease. These direct costs are included in in-place lease intangible assets and are amortized using the straight- line method to expense over the remaining terms of the respective leases. The value of opportunity costs is calculated using the contractual amounts to be paid pursuant to the in-place leases over a market absorption period for a similar lease. Customer relationships are valued based on expected renewal of a lease or the likelihood of obtaining a particular tenant for other locations. These intangibles will be included in in-place lease value intangible assets, which are included in real estate assets, in the consolidated balance sheets and are amortized to expense, using the straight-line method over the remaining term of the respective leases. The amortization expense is included in depreciation and amortization in the consolidated statements of operations.

The determination of the fair values of the assets and liabilities acquired requires the use of significant assumptions with regard to the current market rental rates, rental growth rates, discount rates and other variables. The use of inappropriate estimates would result in an incorrect assessment of the purchase price allocations, which could impact the amount of the Company’s reported net income (loss).

Depreciation and amortization

Depreciation is computed using the straight-line method over the estimated useful lives of 5 to 39 years for the buildings and improvements. Tenant improvements are depreciated using the straight-line method over the life of the improvement or remaining term of the lease, whichever is shorter. Amortization is computed using the straight- line method over the remaining terms of the leases underlying the intangible in-place lease value. Depreciation is not recorded on real estate held for disposition.

Impairment

Properties are reviewed for impairment annually or whenever events or changes in circumstances indicate that the carrying amount of the assets, including accrued rental income, may not be recoverable through operations. A determination is made as to whether an impairment in value has occurred by comparing the estimated future cash flows (undiscounted and without interest charges), including the estimated residual value of the property, with the carrying cost of the property. If impairment is indicated, a loss is recorded for the amount by which the carrying value of the property exceeds its fair value. Management of the Company has determined that there has been no impairment in the carrying value of real estate assets for the years ended December 31, 2019 and 2018.

Accrued Rent and Accounts Receivable

Included in accrued rent and accounts receivable are base rents, tenant reimbursements and receivables attributable to recording rents on a straight-line basis. An allowance for the uncollectible portion of accrued rents and accounts receivable is determined based upon customer credit-worthiness (including expected recovery of the Company’s claim with respect to any tenants in bankruptcy), historical bad debt levels, and current economic trends.

Deferred Lease Commissions

Leasing commissions are amortized using the straight-line method over the term of the related lease agreements.

Prepaid Expenses and Other Assets

Prepaid expenses and other assets include prepaid insurance and other deposits.

Stock-Based Compensation

The Company follows ASC 718, Compensation-Stock Compensation with regard to issuance of stock for payment of services. ASC 718 requires that compensation cost relating to share-based payment transactions be recognized in the consolidated financial statements. The compensation cost is measured based on the fair value of the equity or liability

HARTMAN INCOME REIT, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
instruments issued. Stock-based compensation expense is included in general and administrative expense in the accompanying consolidated statements of operations.
Advertising

The Company expenses advertising costs as incurred, and such costs are included in general and administrative expenses in the accompanying statement of operations. Advertising costs totaled $114,805 and $178,802 for the years ended December 31, 2019 and 2018, respectively.

Income Taxes

The Company elected to be treated as a REIT under the Internal Revenue Code of 1986, as amended, beginning with the taxable year ended December 31, 2008. To qualify as a REIT, the Company must meet certain organizational and operational requirements, including a requirement to distribute at least 90% of the Company’s annual REIT taxable income to stockholders (which is computed without regard to the dividends-paid deduction or net capital gain and which does not necessarily equal net income as calculated in accordance with generally accepted accounting principles). As a REIT, the Company generally will not be subject to federal income tax on income that it distributes as dividends to its stockholders. If the Company fails to qualify as a REIT in any taxable year, it will be subject to federal income tax on its taxable income at regular corporate income tax rates and generally will not be permitted to qualify for treatment as a REIT for federal income tax purposes for the four taxable years following the year during which qualification is lost, unless the Internal Revenue Service grants the Company relief under certain statutory provisions. Such an event could materially and adversely affect the Company’s net income and net cash available for distribution to stockholders. However, the Company believes that it is organized and will operate in such a manner as to qualify for treatment as a REIT.
For the years ended December 31, 2019 and 2018, the Company incurred net loss of $3,548,170 and $484,150, respectively. The Company does not anticipate generating future taxable income which may be offset by the net loss carry forward. The Company considers that any deferred tax benefit and corresponding deferred tax asset which may be recorded in light of the net loss carry forward would be properly offset by an equal valuation allowance in that no future taxable income is expected. Accordingly, no deferred tax benefit or deferred tax asset has been recorded in the consolidated financial statements.

The Company is required to recognize in its consolidated financial statements the financial effects of a tax position only if it is determined that it is more likely than not that the tax position will not be sustained upon examination, including resolution of any related appeals or litigation processes, based on the technical merits of the position. Management has reviewed the Company’s tax positions and is of the opinion that material positions taken by the Company would more likely than not be sustained upon examination. Accordingly, the Company has not recognized a liability related to uncertain tax positions.

Concentration of Risk

Effective October 1, 2018, substantially all of the company assets are represented by its investment in Hartman SPE LLC. The Company maintains cash accounts in three U.S. financial institutions. The terms of these deposits are on demand to minimize risk. As of December 31, 2019, the Company did not have any depository accounts in excess of the federally insured limits.

Reclassification
Certain items in the comparative consolidated financial statements have been reclassified to conform to the presentation adopted in the current period. Accounts payable and accrued expenses reporting line was adjusted to remove the balance for the intercompany interest payable on the face of the consolidated balance sheets. The balance for the intercompany interest payable was reclassified to the Due to related parties reporting line.
Recently Accounting Pronouncements Not Yet Adopted

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments. The updated guidance requires measurement and recognition of expected credit losses for financial assets, including trade and other receivables, held at the reporting date based on historical experience, current conditions, and reasonable and supportable forecasts. This is different from the current guidance as this will require immediate recognition of estimated credit losses expected to occur over the remaining life of many financial assets. Generally, the pronouncement requires a modified retrospective method of adoption. This guidance is effective for fiscal years and interim

HARTMAN INCOME REIT, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
periods within those years beginning after January 2023, with early adoption permitted. The Company is currently evaluating the impact this guidance will have on the consolidated financial statements when adopted.
Note 4 — Restatement of Previously Issued Financial Statements

The Company has restated its consolidated balance sheet as of December 31, 2018, its consolidated statement of operations for the year ended December 31, 2018, and its consolidated statements of changes in equity for the year ended December 31, 2018, along with certain related notes to such restated consolidated financial statements. In addition, the Company has restated its consolidated statement of cash flows for the year ended December 31, 2018.

The Company determined that the restatement was necessary due to two adjustments. The first adjustment needed is between APIC and related party balances and the second to investments in affiliates and equity in losses of unconsolidated entities. The APIC and related party balances was a correction to the transaction which the Company recorded on October 1, 2018, in relation with the assets contributed to SPE, LLC. The Company also recorded a reclassification adjustment to conform the presentation of its consolidated balance sheet as of December 31, 2019 to the current period classification and maintain comparability. This adjustment is to reclassify intercompany accrued interest payable from Accounts payable and accrued expenses reporting line to Due from related parties reporting line, as disclosed in Note 13 - Related Party Transactions. The investments in affiliates and equity in losses of unconsolidated entities adjustment corrects the Company’s proportionate share in losses of SPE, LLC for restatements made to SPE, LLC’s consolidated statement of operations for the year ended December 31, 2018.

In addition to the restatement of the consolidated financial statements, the Company has also restated Note 11 – Notes Payable, Note 13 – Related Party Transactions, and Note 9 - Investment in affiliates for the year ended December 31, 2018 to reflect the error corrections noted above.
The following table presents the combined impact of all changes, as described above, to the applicable line items in the consolidated financial statements to the Company’s previously reported consolidated financial statements for the year ended December 31, 2018:

2018 Restated Consolidated Balance Sheet (Adjusted Line Items)
	December 31, 2018
	As Previously Reported	Reclassifications	Restatement Adjustments	As Restated
ASSETS
Due from related parties	$—	$—	$6,616,311	$6,616,311
Investment in affiliates	76,716,318	—	464,130	77,180,448
Total assets	$80,466,755	$—	$7,080,441	$87,547,196

LIABILITIES AND EQUITY
Accounts payable and accrued expenses	$4,444,279	$(675,210)	$—	$3,769,069
Due to related parties	11,331,085	675,210	(12,006,295)	—
Total liabilities	19,704,604	—	(12,006,295)	7,698,309

Additional paid-in capital	117,317,670	—	18,622,606	135,940,276
Accumulated deficit	(68,211,014)	—	$464,130	$(67,746,884)
Total equity	60,762,151	—	19,086,736	79,848,887

Total liabilities and equity	$80,466,755	$—	$7,080,441	$87,547,196

2018 Restated Consolidated Statement of Operations (Adjusted Line Items)
	December 31, 2018

HARTMAN INCOME REIT, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements

	As Previously Reported	Reclassifications	Restatement Adjustments	As Restated
Other (income) expenses, net
Equity in losses of unconsolidated entities	1,296,941	—	(464,130)	832,811
Total other (income) expenses, net	2,795,626	—	(464,130)	2,331,496

Net loss	$(948,280)	$—	$464,130	$(484,150)

2018 Restated Consolidated Statement of Cash Flows (Adjusted Line Items)
	December 31, 2018
	As Previously Reported	Reclassifications	Restatement Adjustments	As Restated
Cash flow from operating activities:
Net loss	$(948,280)	$—	$464,130	$(484,150)
Adjustments to reconcile net loss to net cash provided by operating activities:
Equity in losses of unconsolidated entity SPE LLC	1,296,941	—	(464,130)	832,811
Changes in operating assets and liabilities:
Due to/(from) related parties	8,955,295	675,210	—	9,630,505
Accounts payable and accrued expenses	(2,133,291)	(675,210)	—	(2,808,501)
Net cash provided by operating activities	7,241,400	—	—	7,241,400

Supplemental disclosures:
Net Assets Transferred to SPE	$9,648,100	$—	$18,622,606	$28,270,706
APIC contributed as a result of investment in SPE	$87,460,354	$—	$18,622,606	$106,082,960

Note 5 – Real Estate

Real estate assets consisted of the following:

	December 31,
	2019	2018
Land	$957,634	$957,634
Buildings and improvements	5,343,871	4,629,833
In-place lease value intangible	1,984,389	1,984,389
	8,285,894	7,571,856
Less accumulated depreciation and amortization	(5,036,508)	(4,767,768)
Total real estate assets	$3,249,386	$2,804,088

Depreciation expense for the years ended December 31, 2019 and 2018 was $268,740 and $3,697,143 respectively. Amortization expense for the years ended December 31, 2019 and 2018 was $0 and $269,828, respectively.
Effective October 1, 2018, the Company contributed 17 commercial properties to Hartman SPE LLC. See Note 9, Investment in affiliates. As of December 31, 2019 the company owns one commercial property.

In May 2016, the Company, through HIRM, formed Hartman Retail II Holdings Company ("Holdings"), which initially owned all of the beneficial interests in Hartman Retail II DST. On May 17, 2016, Hartman Retail II DST acquired the property Mission Bend Center, from an unrelated party for $15,100,000, exclusive of closing costs. During 2018, the Holdings sold a

HARTMAN INCOME REIT, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
majority of the interests in Mission Bend Center. As of December 31, 2019 and 2018, the Company owned 13.69% and 37.27%, respectively, of interest in Mission Bend Center.

Note 6 - Revenue

The following table represents a disaggregation of revenue from contracts with customers for the years ended December 31, 2019 and 2018 by type of service.

	December 31,
	2019	2018
Topic 606 Revenue
Property Management and Property Management Services	$8,769,166	$5,221,696
Property Leasing and Property Acquisition Services	7,191,154	4,796,486
Asset Management	2,464,802	2,259,558
Construction Management	1,108,693	422,440
Total Topic 606 Revenue	19,533,815	12,700,180
Out of Scope Topic 606 Revenue
Rental revenues	543,164	16,302,887
Tenant reimbursements and other revenues	380,625	4,446,094
Total Out of Scope Topic 606 Revenue	923,789	20,748,981
Total Revenues	$20,457,604	$33,449,161

Note 7 – Accrued Rent and Accounts Receivable, net

Accrued rent and accounts receivable, net, consists of amounts accrued, billed and due from tenants net of an allowance for uncollectible accounts as follows:

	December 31,
	2019	2018
Tenant and other receivables	$70,863	$80,129
Accrued rent	55,523	35,154
Allowance for uncollectible accounts	(2,004)	(33,176)
Accrued rent and accounts receivable, net	$124,382	$82,107

As of December 31, 2019 and 2018, the Company had an allowance for uncollectible accounts of $2,004 and $33,176, respectively. For the years ended December 31, 2019 and 2018, the Company recorded bad debt recovery of $1,569 and bad debt expense of $398,670, respectively, related to tenant receivables that were specifically identified as potentially uncollectible based on an assessment of the tenant’s credit-worthiness. For the years ended December 31, 2019 and 2018, the Company recorded $29,603 and $0 in write-offs, respectively. For the years ended December 31, 2019 and 2018, the Company recorded charge-offs of receivable amounts previously included in the allowance for uncollectible accounts of $0. Bad debt expense and any related recoveries are included in property operating expenses in the consolidated statements of operations.

Note 8 – Deferred Lease Commissions, net

Costs which have been deferred consist of the following:

HARTMAN INCOME REIT, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements

	December 31,
	2019	2018
Deferred lease commissions	$326,326	$231,806
Less: deferred leasing commissions accumulated amortization	(211,659)	(195,496)
Deferred lease commission, net	$114,667	$36,310

Deferred lease commissions amortization is included in general and administrative expense in the accompanying consolidated statements of operations.

Note 9 – Investment in affiliates (As Restated)
Investment in affiliates consist of the following:

	December 31,
	2019	2018
Hartman SPE LLC	$71,322,077	$76,979,443
Hartman VREIT XXI (advisor)	201,005	201,005
	$71,523,082	$77,180,448

Effective October 1, 2018, the Company contributed 17 commercial real estate properties with an appraised value of $184,140,000 and subject to mortgage indebtedness as of the contribution date of approximately $76,290,000, to Hartman SPE LLC. The Company holds a 34.38% interest in SPE LLC as of December 31, 2019 and 2018. Dividends received from SPE LLC were $3,196,000 and $0 for the years ended December 31, 2019 and 2018, respectively, and they were recorded as a reduction of the equity method investment. The Company elected to account for these distributions from the equity method investee using the nature of distribution approach.

The Company accounts for this investment using the equity method. Financial information of SPE LLC for the year ended December 31, 2019 and three month period from October 1, 2018 (Investment Date) to December 31, 2018 is summarized as follows (in thousands):

HARTMAN INCOME REIT, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements

	December 31, 2019	December 31, 2018
Balance Sheet

ASSETS
Real estate assets, net	429,682	444,542
Other assets, net	44,656	64,236
Total Assets	$474,338	$508,778

LIABILITIES AND EQUITY
Notes payable, net	$256,115	$262,219
Due to related parties	—	2,674
Other liabilities	23,100	21,559
Total Liabilities	279,215	286,452
Equity	195,123	222,326
Total Liabilities and Equity	$474,338	$508,778

	For the Year Ended December 31, 2019	For the period from (Investment Date) October 1, 2018 to December 31, 2018
Statement of Operations
Total revenues	$74,917	$19,822
Expenses:
Property operating expenses	28,889	6,019
Real estate taxes and insurance	11,629	3,878
Depreciation and amortization	25,687	5,881
General and administrative	4,162	1,046
Interest, net	11,686	5,420
Total	82,053	22,244
Net loss	$(7,136)	$(2,422)

Note 10 – Future Minimum Lease Income

The Company contributed its rental income producing real estate assets, except Atrium II, to Hartman SPE, LLC effective October 1, 2018 as more fully described in Note 1 above.

The Company leases its sole remaining property under non-cancelable operating leases which provide for minimum base rentals. A summary of minimum future rentals to be received (exclusive of renewals, tenant reimbursements, and contingent rentals) under non-cancelable operating leases in existence at December 31, 2019 is as follows:

Years ending December 31,	Future Minimum Rents
2020	$856,910
2021	701,113
2022	621,440
2023	525,231
2024	374,560
Thereafter	201,090
Total	$3,280,344

HARTMAN INCOME REIT, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements

Note 11 – Notes Payable (As Restated)

Notes payable secured by real estate contributed to SPE LLC were paid in full on October 1, 2018.

On February 7, 2010, HIROP entered in to a revolving promissory note in the face amount of $5.0 million with Hartman XIX. Outstanding borrowings under the related party note bear interest at an annualized rate of 5.5% per annum and are $1,400,000 as of December 31, 2019 and 2018 respectively. The maturity date of the promissory note, as amended, is December 31, 2021. Interest expense was $77,000 for the years ending December 31, 2019 and 2018, respectively.

On February 7, 2010 Hartman Income REIT Property Holding, LLC ("HIRPH") entered in to a revolving promissory note in the face amount of $2,600,000 with Hartman XIX. Outstanding borrowings under the related party note bear interest at an annualized rate of 6.0% per annum and are $2,500,000 as of December 31, 2019 and 2018 respectively.Interest expense incurred for the years ended December 31, 2019 and 2018 was $150,000 and $4,459,217, respectively, which included amortization of deferred loan costs of $0 and $208,741, respectively

Interest expense of $902,210 and $675,210 was payable as of December 31, 2019 and 2018, respectively, and is included in due to related parties in the accompanying consolidated balance sheets.

Note 12 – Income Taxes

Federal income taxes are not provided for because the Company qualifies as a REIT under the provisions of the Internal Revenue Code and because the Company has distributed and intends to continue to distribute all of its taxable income to its stockholders, who include their proportionate taxable income in their individual tax returns. As a REIT, the Company must distribute at least 90% of its real estate investment trust taxable income to its stockholders and meet certain income sources and investment restriction requirements. In addition, REITs are subject to a number of organizational and operational requirements. If the Company fails to qualify as a REIT in any taxable year, it will be subject to federal income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate tax rates. The Company’s federal income tax returns for the years ended December 31, 2016, 2017, 2018 and 2019 have not been examined by the Internal Revenue Service. The Company’s federal income tax return for the year ended December 31, 2017 may be examined on or before September 15, 2021.

Taxable income (loss) differs from net income (loss) for financial reporting purposes principally due to differences in the timing of recognition of interest, real estate taxes, depreciation and amortization and rental revenue.

A provision for Texas Franchise tax under the Texas Margin Tax Bill in the amount of $184,371 and $118,445 was recorded in the consolidated financial statements for the years ended December 31, 2019 and 2018, respectively, with a corresponding charge to real estate taxes and insurance in the accompanying consolidated statements of operations.

Note 13 – Related Party Transactions (As Restated)

Formation Transactions. Effective April 1, 2008 Houston RE Income Properties XIV REIT, Inc., Houston RE Income Properties XVI REIT, Inc., Houston RE Income Properties REIT XVII, Inc. and Hartman Income Properties XVIII, Inc. merged into the Company pursuant to substantially identical plans of merger which were approved by a majority of the respective stockholders of the combining parties. The operating partnership of each merging party (Houston RE Income Properties XIV, LP, Houston RE Income Properties XVI, Ltd., Houston RE Income Properties XVII, Ltd. and Hartman Income Properties XVIII, Ltd.) merged with and into HIROP. Collectively these transactions are referred to herein as the “Formation Transactions.” (See Note 1 – Organization and Business).

The Formation Transactions included the contribution of certain net assets of Hartman Management LP, which was wholly owned by Allen Hartman, to HIRM in exchange for 403,400 shares of the Company’s Subordinated Stock. The Company withheld the issuance of 96,600 subordinated shares representing a contingency for non- qualified incentive plan obligations to employees of Hartman Management LP who became employees of Hartman Income REIT Management LLC as a result of the Formation Transactions. The Board of Directors has approved the issuance of 38,300 subordinated shares to Mr. Hartman as a result of forfeitures by former plan participants. The issuance date has not been definitively set by the Board.

HARTMAN INCOME REIT, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
In June 2008, the Company acquired two retail shopping centers in Houston from Allen Hartman and his affiliates. Mr. Hartman and his affiliates contributed the two properties to HIROP in exchange for 1,015,300 HIROP units and a $2.0 million promissory note. The value of the exchange was based upon an independent real estate appraisal at a value of $12,153,000.

The Company, through HIRM, is a party to a Real Property and Company Management Agreement pursuant to which HIRM provides property management, construction management and leasing services with respect to properties owned by Hartman XIX, Hartman XX and Hartman vREIT XXI, Inc. (“vREIT XXI”). HIRM also provides for the day to day corporate management of Hartman XIX. For the years ended December 31, 2019 and 2018, respectively, the Company charged Hartman XIX $0 and $1,807,524 for real property, company management and leasing services. As of December 31, 2019 and 2018, the Company owed Hartman XIX $2,330,673 and $2,170,082, respectively. For the years ended December 31, 2019 and 2018, respectively, the Company charged Hartman XX approximately $13,001,000 and $9,013,000 for real property, company management and leasing services. As of December 31, 2019 and 2018, the Company had a net receivable from Hartman XX of $5,348,973 and $9,217,964, respectively. For the years ended December 31, 2019 and 2018, respectively, the Company charged vREIT XXI $1,088,564 and $209,806 for real property, company management, construction management and leasing services. As of December 31, 2019 and 2018, the Company (owed) or was owed by vREIT XXI $(127,902) and $175,034, respectively.

Distributions to noncontrolling interests in HIROP and Advisors were $1,887,723 and $1,482,822 for the years ended December 31, 2019 and 2018, respectively. Distributions to Allen Hartman, the Company’s CEO and Chairman of the Board of Directors, totaled $284,416 attributable to Mr. Hartman’s ownership in HIROP OP units for the year ended December 31, 2019 and 2018, respectively. Distributions to Mr. Hartman and his affiliates from Advisors totaled $1,555,000 and $1,150,100 for the years ended December 31, 2019 and 2018, respectively. These amounts are included in noncontrolling interest distributions on the Consolidated Statement of Changes in Equity(Deficit) and Note 14, Stockholders’ Equity.

As of December 31, 2019 and 2018, respectively, Mr. Hartman and his affiliates beneficially owned 1,115,914 or 7.38% of HIROP’s outstanding units.

The Company, through the Advisor, earned asset management fees from vREIT XXI of $309,006 and $84,721 and acquisition fees of $1,127,500 and $539,438 for the years ended December 31, 2019 and 2018, respectively. The Company, through the Advisor, earned asset management fees from Hartman XX of $1,760,000 and $1,760,000 for the years ended December 31, 2019 and 2018, respectively.

The Company had net due from or (due to) related party balances (related in that the Company manages the related parties and its properties and the Company has a de minimis or no equity interest in the related party) of $571,271 and $(606,605) as of December 31, 2019 and 2018, respectively.

On September 30, 2015, the Advisor invested $200,005 in Hartman vREIT XXI, Inc. for 22,100 shares of common stock, at an issue price of $9.05 per share, and, invested $1,000 in Hartman vREIT XXI SLP LLC in exchange for a separate class of limited partnership interests. Hartman vREIT XXI, Inc. was formed on September 3, 2015, as a Maryland corporation. Hartman vREIT XXI SLP LLC is a wholly owned subsidiary of Hartman Advisors, LLC. These investments in affiliates are presented as “Investment in Affiliates” in the accompanying consolidated balance sheets.

On March 15, 2016, Hartman XIX and Hartman XX acquired 347,826 and 1,558,014 shares, respectively, of the Company’s common stock from its shareholders in a tender offer for shares at $5.75 per common share. Hartman XIX and Hartman XX, respectively, own approximately 2.6% and 11.4% of the Company’s issued and outstanding common shares, including subordinated shares, as of December 31, 2019 and 2018, respectively.

Note 14 – Stockholders’ Equity

Common Stock

Shares of common stock entitle the holders to one vote per share on all matters which stockholders are entitled to vote, to receive dividends and other distributions as authorized by the Company’s board of directors in accordance with the Maryland General Corporation Law and to all rights of a stockholder pursuant to the Maryland General Corporation Law. The common stock has no preferences or preemptive, conversion or exchange rights.

HARTMAN INCOME REIT, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements

Under the Company’s articles of incorporation, it has the authority to issue 750,000,000 common shares of beneficial interest, $0.001 par value per share, and 200,000,000 preferred shares of beneficial interest, $0.001 par value per share.

During 2019 and 2018, respectively, the Company granted 1,000 shares of restricted common stock to its sole independent director as compensation for services, respectively the shares are fully vested when granted. The shares may not be sold while an independent director is serving on the Board of Directors

Subordinated Stock
Pursuant to the Company’s articles supplementary, it has the authority to issue up to 2,000,000 shares of no par value subordinated stock. Subordinated stock is entitled to receive distributions only upon the occurrence of each of the following conditions: (i) the Board of Directors shall have established and funded all reserves deemed necessary and appropriate for the Company; (ii) no distribution authorized in respect of the subordinated stock would violate the capital of the Company; (iii) the Board of Directors acting without the vote of any director who holds subordinated stock shall have approved the declaration of a distribution in respect of the subordinated stock. Subordinated shares are entitled to the same right to vote as any share of common stock as set forth in Section 8 of the articles supplementary.

Hartman Partnership XIV LLC, Hartman Partnership XVI LLC, Hartman Partnership XVII LLC and Hartman Partnership XVIII LLC are single member limited liability companies owned by Allen Hartman which served as general partner of Houston RE Income Properties XIV, LP, Houston RE Income Properties XVI, Ltd., Houston RE Income Properties XVII, Ltd. and Hartman Income Properties XVIII, Ltd., respectively. Under the terms of the limited partnership agreements of the limited partnerships which merged with and into HIROP, the respective general partners were entitled to receive a back-end participation interest upon sale of the properties of the respective operating partnerships. The respective stockholders of XIV REIT, XVI REIT, XVII REIT and XVIII REIT approved that the general partner back-end participations had been earned and that the consideration for such interests would be delivered in the form of shares of the Company. As of December 31, 2008, the Company issued 1,959,522 shares of subordinated stock with regard to the interests of the former general partners.

In connection with the limited partnership offerings of Houston RE Income Properties XIV, LP, Houston RE Income Properties XVI, Ltd., Houston RE Income Properties XVII, Ltd. and Hartman Income Properties XVIII, Ltd. the former general partners had entered into selling agreements with broker-dealer firms which included agreements to share any back-end participation interest which might be earned by the general partners. In 2009, at the request of the former general partners, the Company converted 68,798 shares of subordinated stock held by the former general partners into shares of its common stock and issued such shares to the broker-dealer firms designated by the former general partners.

The Formation Transactions included the contribution of certain net assets of Hartman Management LP, which is wholly owned by Allen Hartman, to Hartman Income REIT Management LLC in exchange for 403,400 shares of the Company’s Subordinated Stock. The Company withheld the issuance of 96,600 shares as a contingency for non- qualified incentive plan obligations to employees of Hartman Management LP who became employees of Hartman Income REIT Management LLC as a result of the Formation Transactions. The Board of Directors has approved the issuance of 38,300 subordinated shares to Mr. Hartman as a result of forfeitures by former plan participants. The issuance date has not been definitively set by the Board.

As of December 31, 2019 and 2018, respectively there are 1,890,724 outstanding shares of the Company’s subordinated stock, all of which are owed by Allen Hartman. The distribution rate per share was the same as the rate for common shares and HIROP units.

Preferred Stock

Under its articles of incorporation, the Company’s Board of Directors has the authority to issue one or more classes or series of preferred stock, and prior to the issuance of such stock, the Board of Directors shall have the power to classify or reclassify, in one or more series, any unissued shares and designate the preferences, rights and privileges of such shares. As of December 31, 2019 and 2018, no shares of the Company’s preferred stock were issued and outstanding.

Noncontrolling Interests

HARTMAN INCOME REIT, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
Substantially all of the Company’s business is conducted through HIROP. The Company’s wholly owned subsidiary, HIRM, is the sole general partner of HIROP. As of December 31, 2019 and 2018, respectively, the Company owned 92.2% of the issued and outstanding OP units in HIROP.

Limited partners in HIROP holding HIROP units (“OP Units”) have the right to convert their OP Units into common shares at a ratio of one OP Unit for one common share. Distributions to OP Unit holders are paid at the same rate per unit as dividends per common share. Subject to certain restrictions, OP Units are not convertible into common shares until the later of one year after acquisition or an initial public offering of the common shares. On March 15, 2016 in connection with the 2016 tender offer for shares of Company common stock an individual OP unit holder converted 145,498 OP units to shares of common stock. As of December 31, 2019 and 2018 respectively, there were 14,680,393 OP Units outstanding. The Company owned 13,393,447 OP Units as of December 31, 2019 and 2018. The remainder of the OP Units are owned beneficially by Mr. Hartman and others. The Company’s weighted-average share ownership in HIROP was approximately and 91.2% for the years ended December 31, 2019 and 2018, respectively.

Net (loss) income of $(488,597) and $48,912 was attributable to noncontrolling interest in HIROP for the years ended December 31, 2019 and 2018, respectively. Net income of $2,230,069 and $1,480,699 was attributable to noncontrolling interest in Advisors for the years ended December 31, 2019 and 2018, respectively.

For the year ended December 31, 2018, Holdings sold $4,685,329 of its beneficial interest in Hartman Retail II DST. As of December 31, 2018, 37.27% of ownership in the Delaware statutory trust was held by Holdings. Net loss of $202,592 was attributable to noncontrolling interest in Hartman Retail II DST for year ended December 31, 2018.

Stock-Based Compensation

The Company awards vested restricted common shares to non-employee directors as compensation in part for their service as members of the Board of Directors of the Company. Beginning in 2010, the Company matched employee 401(k) cash contributions with Company stock. The Company recognized $407,244 and $408,704, including $397,665 for employee 401(k) matching contributions, as stock-based compensation expense for the years ended December 31, 2019 and 2018, respectively, based upon the estimated fair value per share. Expense amounts attributable to 401(k) matching contributions are included in accounts payable and accrued expenses at December 31, 2019 and 2018, respectively, as the value of shares contributed to the 401(k) share matching account are mandatory redeemable upon employee separation.

Note 15 – Defined Contribution Plan

The Company sponsors a defined contribution pension plan, the Hartman 401(k) Profit Sharing Plan, covering substantially all of its full-time employees who are at least 21 years of age. Participants may annually contribute up to 100% of pretax annual compensation and any applicable catch-up contributions, as defined in the plan and subject to deferral limitations as set forth in Section 401(k) of the Internal Revenue Code. Participants may also contribute amounts representing distributions from other qualified benefit or defined contribution plans. The Company may make discretionary matching contributions. For the years ended December 31, 2019 and 2018, respectively, the Company matched $397,665 and $397,665 in the form of Company stock.

Note 16 - Commitments and Contingencies

The Company is a party to various legal proceedings and claims that arise in the ordinary course of business. These matters are generally covered by insurance. While the resolution of these matters cannot be predicted with certainty, management of the Company believes that the final outcome of these matters will not have a material effect on the Company’s financial position, results of operations, or cash flows.

Note 17 – Subsequent Events

The Company has evaluated subsequent events through January 19, 2021, which is the date the consolidated financial statements were available to be issued, and determined that no additional events have occurred subsequent to December 31, 2019 that warrant additional disclosure which are not otherwise disclosed in these notes to consolidated financial statements.

HARTMAN INCOME REIT, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
Since the beginning of 2020, the COVID-19 coronavirus outbreak which originated in mainland China has significantly impacted the global and U.S. economies. As a result of the spread of the COVID-19 coronavirus, economic uncertainties have arisen which are likely to negatively impact the results of operations. The full extent to which the pandemic will directly or indirectly impact the Company's business, results of operations and financial condition, including revenues, expenses, reserves and allowances, fair value measurements and asset impairment charges, will depend on future developments which are highly uncertain and difficult to predict. These developments include, but are not limited to, the duration and spread of the pandemic, its severity in the Company's markets and elsewhere, the impact on tenants' businesses and their financial condition, government actions to contain the spread of the pandemic and respond to the effects the global economy, and how quickly and to what extent pre-pandemic economic conditions and operating conditions resume.